POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that I, the undersigned, a Director and/or Officer of Schering-Plough Corporation, a New Jersey corporation (the "Corporation"), do hereby constitute and appoint Kristi Payne Benitez, Grace K. Lee, Kara A. Sandler and Susan Ellen Wolf, and each of them, signing singly as my true and lawful attorney-in-fact to:

1. sign for me and on my behalf in my capacity as a Director and/or Officer of the Corporation Forms 3, 4 or 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and related rules;

2. do and perform any and all acts for and on my behalf which may be necessary or desirable to complete any Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type in connection with the foregoing which, in the opinion of the attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the documents signed by the attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

I, the undersigned, do hereby grant to each attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or any substitute of the attorney-in fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Corporation, unless earlier revoked by me in a signed writing delivered to any one of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I, the undersigned, have hereunto signed my name this 22nd day of September, 2005.



                                           /s/ Robert J. Bertolini_____
                                               Robert J. Bertolini